UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 18, 2002



                          CORONADO EXPLORATIONS LTD
       (Exact name of registrant as specified in charter)


Delaware                                                          98-0200471
(State of other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                        Identification Number)

6265 South Stevenson Way
Las Vegas, Nevada                                                      89120
(Address of Principal Executive Office)                           (Zip Code)

                               (702) 450-1600
              (Registrant's Executive Office Telephone Number)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     The Board of Directors appointed Weaver & Martin, LLC, as the Registrant's independent accountants for the fiscal year ending January 31, 2002. This is a change in accountants recommended by Registrant's Executive Management and approved by Registrant's Board of Directors. Weaver & Martin, LLC was engaged by Registrant on April 18, 2002. Andersen, Andersen & Strong, L.C. was dismissed as Registrant's independent accountant on April 18, 2002.

     The audit reports issued by Andersen, Andersen & Strong, L.C. with respect to the Registrant's financial statements for the years ending January 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles. From April 1999 through April 18, 2002, when Andersen, Andersen & Strong, L.C. was dismissed as the Registrant's independent accountant, there were no disagreements between the Registrant and Andersen, Andersen & Strong, L.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, Andersen & Strong, L.C., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

     The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Andersen, Andersen & Strong, L.C. as the independent accountants of Registrant.

ITEM 5.   OTHER EVENTS

Not applicable.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7.   FINANCIAL STATEMENTS

Not applicable.

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ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE

No events to report.

EXHIBITS

23        Consent of Auditor from Andersen, Andersen & Strong, L.C.
______

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CORONADO EXPLORATIONS LTD.

                                        By/s/ Paul McClory
                                           Paul McClory, President


Date: April 25, 2002